Exhibit 99.1

Contacts:
Susan M. Kanaya	Media:
Senior Vice President, Finance and	Susan Kinkead
Chief Financial Officer or	Kinkead Communications
Markus J. Cappel, Ph.D.	susan@kinkeadcomm.com
Chief Business Officer	415-751-3611
650-210-2900
investor@chemocentryx.com

Investor Relations:
Caitlyn Murphy
Burns McClellan
cmurphy@burnsmc.com
212-213-0006

ChemoCentryx Announces Financial Results for the First Quarter Ended

March 31, 2014

Conference Call Scheduled Today at 5:00 pm ET / 2:00 pm PT

MOUNTAIN VIEW, Calif., May 8, 2014 (GLOBE NEWSWIRE) — ChemoCentryx, Inc., (Nasdaq:CCXI), a clinical-stage biopharmaceutical company focused on autoimmune diseases, inflammatory disorders and cancer, announced today its financial results for the first quarter ended March 31, 2014.

“We have had a productive first quarter, making progress in all of our clinical programs. We have begun active enrollment of the third step of our CCX168 Phase II CLEAR trial in ANCA-associated renal vasculitis (AARV), held a meeting with the FDA to obtain input regarding our CCX168 regulatory strategy which is currently being finalized, and remained on track in our Phase II trial with CCX140 in patients with diabetic nephropathy for 52-week data in the fourth quarter of this year,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer, ChemoCentryx. “Additionally, we expanded our executive management team with the appointment of Dr. Anne-Marie Duliege to the newly created position of chief of strategic development and head of immuno-oncology, where she will help drive strategy and development in this emerging therapeutic area, in which chemoattractant receptors are known to play an important role.”

Key milestones for 2014

C5aR Program

CCX168, a C5aR inhibitor, in ANCA-associated renal vasculitis (AARV)

•	Oral presentations of safety and efficacy Phase II data at two upcoming European medical meetings in June

•	Expand clinical development in AARV to support registration of CCX168, including:

•	Investigational New Drug (IND) filing in the United States

•	Potential amendment of ongoing Phase II clinical trial in Europe to include both CCX168 active arms in step 3 of the study (as performed in steps 1 and 2)

•	Orphan drug application response from regulatory agencies

CCR2 Program

CCX140, a CCR2 inhibitor, in diabetic nephropathy

•	52-week data in approximately 200 evaluable patients in the fourth quarter of this year

CCX872, a next generation CCR2 inhibitor

•	Explore potential use of CCX872 in a clinical trial for the treatment of cancer in the second half of this year

CCR9 Program

Vercirnon, a CCR9 inhibitor:

•	Presentation of data set for all four SHIELD clinical trials at upcoming scientific meetings

•	Exploration of partnering opportunities that might address vercirnon’s role in the maintenance setting of Crohn’s disease, and potentially along with CCX507, in ulcerative colitis, among other indications

CCX507, a next generation CCR9 inhibitor

•	Completion of Phase I development of CCX507 in the first half of this year

Early Stage Programs in Immuno-oncology and Autoimmune Diseases

•	Explore potential opportunities in immuno/oncology in which chemoattractant receptor modulators such as CCR2, CCR4, CCR5, CCR6, CXCR6 and CXCR7 have been reported to play a significant role

Selected First Quarter 2014 Financial Results

There was no revenue recognized for the three months ended March 31, 2014, compared to $1.9 million recognized in the same period in 2013. The decrease in revenues from 2013 to 2014 was primarily due to funding of clinical support from former partner, GlaxoSmithKline, for CCX168, our C5aR inhibitor, in 2013. ChemoCentryx’s product development and commercialization agreement with GSK ended in November 2013, and therefore no revenue was recorded in 2014.

Research and development expenses for the three months ended March 31, 2014 were $8.2 million, compared to $9.3 million for the same period in 2013. This decrease in research and development expenses was primarily attributed to lower expenses associated with CCX872, the Company’s second generation CCR2 inhibitor, due to the timing of Phase I related activities and lower spending associated with CCX140, the Company’s lead CCR2 inhibitor, due to the timing of patient enrollment in the ongoing Phase II clinical trial in patients with diabetic nephropathy. These decreases were partially offset by higher expenses for CCX168, the Company’s C5aR inhibitor, as this program advanced into the third step of the on-going Phase II clinical trial in the fourth quarter of 2013.

General and administrative expenses for the three months ended March 31, 2014 were $3.5 million, compared to $3.0 million for the same period in 2013. The increase from 2013 to 2014 was primarily due to higher stock based compensation expense for stock option grants and increased intellectual property related expenses and professional service fees relating to business development efforts.

Cash, cash equivalents and investments totaled $141.9 million at March 31, 2014.

Conference Call and Webcast

The Company will host a conference call and webcast today, May 8th, 2014 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss these results and to answer questions.

To participate by telephone, please dial 877-303-8028 (Domestic) or 760-536-5167 (International). The conference ID number is 34484034.

A live and archived audio webcast can be accessed through the Investors section of the Company’s website at http://www.globenewswire.com/newsroom/ctr?d=10056923&l=19&a=www.ChemoCentryx.com&u=http%3A%2F%2F

www.ChemoCentryx.comwww.ChemoCentryx.com. The archived webcast will remain available on the Company’s website for fourteen (14) days following the call.

About ChemoCentryx

ChemoCentryx, Inc. is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing orally-administered therapeutics that target the chemokine and chemoattractant systems in order to treat autoimmune diseases, inflammatory disorders and cancer. The chemokine system is a biological network that regulates inflammation via a collection of secreted chemokine molecules, or ligands, and their specific cell surface receptors. Based on its proprietary drug discovery and drug development platform, ChemoCentryx has generated multiple clinical and preclinical-stage programs, each targeting distinct chemokine and chemoattractant receptors with different small molecule compounds. CCX140, a CCR2 inhibitor, has been shown to be safe and well tolerated while demonstrating clinical activity on glycemic indices in a Phase II clinical trial in type 2 diabetics, and is now in Phase II clinical development for the treatment of diabetic nephropathy. CCX168, a C5aR inhibitor, has recently completed the first two steps in an ongoing Phase II trial for the treatment of anti-neutrophil cytoplasmic antibody-associated renal vasculitis (AARV). CCX168 appears to be safe, well tolerated and successful in allowing both reduction and elimination of high-dose corticosteroids, part of standard of care for AARV patients, without compromising efficacy or safety during a 12-week treatment period. Vercirnon (also known as Traficet-EN or CCX282) is a specific CCR9 inhibitor for the treatment of inflammatory bowel disease. Other clinical programs include CCX872, a next generation CCR2 inhibitor, and CCX507, a next generation CCR9 inhibitor, both of which are in Phase I clinical testing and CCX354, a CCR1 inhibitor which successfully completed a Phase II clinical trial for the treatment of rheumatoid arthritis. ChemoCentryx also has several programs in advanced preclinical development.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on the ability of the Company to achieve and extend beyond anticipated milestones using its current cash reserves, and the Company’s statements regarding the achievement of anticipated milestones in 2014. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2013 which is available from the SEC’s website (www.sec.gov) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Source: ChemoCentryx, Inc.

CCXI-G

ChemoCentryx, Inc.

Consolidated Statement of Operations Data

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Consolidated Statement of Operations Data:
Revenues:
Collaborative research and development revenue from related party	$—	$1,927

Total revenues	—	1,927
Operating expenses:
Research and development	8,149	9,255
General and administrative	3,523	2,964

Total operating expenses	11,672	12,219
Loss from operations	(11,672)	(10,292)
Interest income	146	116
Interest expense	(11)	(17)

Net loss	$(11,537)	$(10,193)

Basic and diluted net loss per share	$(0.27)	$(0.28)

Shares used to compute basic and diluted net loss per share	43,107	36,611

	March 31, 2014	December 31, 2013
	(in thousands)
Consolidated Balance Sheet Data
Cash, cash equivalents and investments	$141,909	$149,874
Working capital	126,606	127,430
Total assets	144,461	152,422
Non-current equipment financing obligations	—	16
Accumulated deficit	(184,399)	(172,862)
Total stockholders’ equity	137,185	145,308